UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 11, 2016
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UNIVERSAL CORPORATION
(Exact name of registrant as specified in its charter)
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Virginia	001-00652	54-0414210
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9201 Forest Hill Avenue, Richmond, Virginia		23235
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code
(804) 359-9311

Not applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240. 14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.     Costs Associated with Exit or Disposal Activities.

On July 11, 2016, a plan was approved to discontinue the processing of leaf tobacco at the Universal Leaf Tobacco Hungary Pte. Ltd. (“ULT Hungary”) tobacco processing factory in Nyíregyháza, Hungary. ULT Hungary is a subsidiary of Universal Corporation (the “Company”). The decision was made as a result of declining market demand for Hungarian tobaccos in recent years and the ability to increase supply chain efficiencies in the European leaf tobacco market by utilizing processing capacity available in the Company’s Italian subsidiary, Deltafina S.r.l.  Processing operations at the ULT Hungary factory have been discontinued with immediate effect.  ULT Hungary continues to be committed to sourcing tobaccos grown in Hungary and intends to maintain its market presence in the country.
The Company expects to incur certain charges related to the discontinuation of processing at ULT Hungary’s factory. Those charges include anticipated employee termination benefits, currently estimated at $1 million, and an impairment charge on the subsidiary’s property and equipment. The current book value of the property and equipment approximates $5 million, and the estimated impairment charge is pending the completion of appraisals of the current fair values of those assets. The employee termination benefits are expected to be the only significant future cash expenditures associated with the closure of the Hungary processing factory.
At this time, the Company is also evaluating the accounting recognition of ULT Hungary’s accumulated non-cash foreign currency translation loss of approximately $16 million as a result of the decision to discontinue processing at the factory and substantially liquidate the net assets of the subsidiary. At this time, the Company has not made a determination with respect to the amount or timing of recognition of that translation loss in earnings.

Item 2.06.     Material Impairments.

The disclosure set forth in Item 2.05 is incorporated into this Item 2.06 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

	No.	Description

	99.1	Press release dated July 11, 2016, announcing discontinuation of processing operations at Universal Leaf Tobacco Hungary Pte. Ltd.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL CORPORATION
(Registrant)

Date:	July 11, 2016	By:	/s/ Preston D. Wigner
Preston D. Wigner
Vice President, General Counsel, and Secretary

Exhibit Index

No.	Description

99.1	Press release dated July 11, 2016, announcing discontinuation of processing operations at Universal Leaf Tobacco Hungary Pte. Ltd.*
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*Filed herewith